CENTERSPACE
Stock Option Agreement
This STOCK OPTION AGREEMENT (this “Agreement”) governs the Stock Option Award granted by Centerspace, a North Dakota real estate investment trust (the “Company”), to the below-named individual (the “Participant”), in accordance with and subject to the provisions of the Company’s Amended and Restated 2015 Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan.
I.    NOTICE OF STOCK OPTION GRANT
Name: [[FIRSTNAME]] [[LASTNAME]]
Address: Centerspace, 800 LaSalle Ave, Ste 1600, Minneapolis, MN 55402
The undersigned Participant has been granted an Option to purchase shares of Common Stock (“Shares”) of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Date of Grant:    [[GRANTDATE]]
Vesting Commencement Date:    [[VESTINGSTARTDATE]]
Exercise Price per Share:    [[GRANTPRICE]]
Total Number of Shares Granted:    [[SHARESGRANTED]]
Type of Option:    [[GRANTTYPE]]
Term/Expiration Date:    [[GRANTEXPIRATIONDATE]]
Vesting Schedule:
[[ALLVESTSEGS]]
This Option shall be exercisable, in whole or in part, according to the following vesting schedule:
Except as provided in Section 2 below, the shares subject to the Option shall vest in equal installments on January 1, 2024, January 1, 2025, January 1, 2026 and January 1, 2027, until all shares are vested on January 1, 2027, subject to the Participant remaining in the continuous employ of the Company or an Affiliate from the Grant Date until the applicable vesting date. If the application of the vesting schedule results in the vesting of a fractional share, the number of shares vested shall be rounded down to the nearest whole number, and such remaining unvested fractional shares shall vest with the last vesting tranche(s).

Termination Period:
This Option shall be exercisable for three (3) months after the Participant terminates employment with the Company and all Affiliates, unless such termination is due to the Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after the Participant’s termination of employment. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in the Plan.
II.    AGREEMENT
1.    Grant of Option. The Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Agreement (the “Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant (the “Shares”), at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.
If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). The $100,000 rule states that no more than $100,000 of ISO Shares may become exercisable in any calendar year and still qualify as an ISO. When determining the $100,000 limit for a given calendar year, (i) the grant date value of the ISO Shares is always used, even if the grant date is not in the same calendar year in which the Shares become exercisable; and (ii) all of the Participant’s ISO Shares that become exercisable in the same calendar year under all Options awarded to the Participant are aggregated.
2.    Exercise of Option.
(a)    Right to Exercise. Except as provided below, this Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
(b)    Death; Disability. If the Participant remains in the continuous employ of the Company or an Affiliate from the Grant Date until the date the Participant’s employment is terminated due to Disability or death that occurs before the last vesting date in the Vesting Schedule, then any Options that remain unvested will vest in full and become non-forfeitable as of the date of such termination.
(c)    Change in Control. If the Participant remains in the continuous employ of the Company or an Affiliate from the Grant Date until a Control Change Date that occurs before the last vesting date in the Vesting Schedule and the Participant’s employment is terminated pursuant to a Qualifying Termination as of the Control Change Date or within twelve months following the Control Change Date, then any Options that remain unvested will vest in full and become nonforfeitable as of the Control Change Date.
(d)    Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.
No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.
3.    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:
(a)    cash;
(b)    check;
(c)    if approved in the sole discretion of the Administrator at the time of exercise, by a net exercise;
(d)    if approved in the sole discretion of the Administrator at the time of exercise, surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.
4.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
5.    Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.    Tax Obligations.
(a)    Tax Withholding. The Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Participant) for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.
(b)    Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Participant herein is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.
7.    Definitions. For purposes of this Agreement, the following shall have the following meanings:
(a)    “Cause” means (i) the Participant’s willful conduct that is demonstrably and materially injurious to the Company or an Affiliate, monetarily or otherwise; (ii) the Participant’s material breach of written agreement between the Participant and the Company; (iii) the Participant’s breach of the Participant’s fiduciary duties to the Company or an Affiliate; (iv) the Participant’s conviction of any crime (or entering a plea of guilty or nolo contendre to any crime) constituting a felony; or (v) the Participant’s entering into an agreement or consent decree or being the subject of any regulatory order that in any of such cases prohibits the Participant from serving as an officer or director of a company that has publicly traded securities. A termination of the Participant shall not be for “Cause” unless the decision to terminate the Participant is set forth in a resolution of the Board to that effect and which specifies the particulars thereof and that is approved by a majority of the members of the Board (exclusive of the Participant if the Participant is a member of the Board) adopted at a meeting called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant to be heard before the Board). No act or failure to act by the Participant will be deemed “willful” if it was done or omitted to be done by the Participant in good faith or with a reasonable belief on the part of the Participant that the action or omission was in the best interests of the Company or an Affiliate. Any act or failure to act by the Participant based upon authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel to the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interest of the Company and its Affiliates.
(b)    “Disability” means the Participant has been determined, by a physician selected by the Company and reasonably acceptable to the Participant, to be unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(c)    “Good Reason” means, without the express written consent of the Participant (i) a change in the Participant’s position with the Company or an Affiliate which results in a material diminution of the Participant’s authority, duties or responsibilities; (ii) a material reduction by the Company or an Affiliate in the annual rate of the Participant’s base salary; or (iii) a change in the location of the Participant’s principal office to a different place that is more than fifty miles from the Participant’s principal office immediately prior to such change. A reduction in the Participant’s rate of annual base pay shall be material if the rate of annual base salary on any date is less than ninety percent (90%) of the Participant’s highest rate of annual base pay as in effect on any date in the preceding thirty-six (36) months; provided, however, that a reduction in the Participant’s rate of annual base pay shall be disregarded to the extent that the reduction is applied similarly to the Company’s other officers or other employees. Notwithstanding the two preceding sentences, a change in the Participant’s duties or responsibilities or a reduction in the annual rate of the Participant’s base salary in connection with the Participant’s termination of employment (for Cause, Disability or retirement), shall not constitute Good Reason and the Participant shall not have Good Reason to resign solely because the Company does not have common shares or other securities that are publicly traded. A resignation by the Participant shall not be with “Good Reason” unless the Participant gives the Company written notice specifying the event or condition that the Participant asserts constitutes Good Reason, the notice is given no more than ninety days after the occurrence of the event or initial existence of the condition that the Participant asserts constitutes Good Reason and the Company has failed to remedy or cure the event or condition during the thirty day period after such written notice is given to the Company.
(d)    “Qualifying Termination” means a termination of the Participant’s employment with the Company and its Affiliates on account of (i) the Participant’s death, (ii) the Participant’s Disability, (iii) the Company’s termination of the Participant for a reason other than Cause or Disability or (iv) the Participant’s resignation with Good Reason.
8.    No Right to Continued Employment. This Agreement and the grant of the Stock Option Award do not give the Participant any rights with respect to continued employment or service relationship by the Company or an Affiliate. This Agreement and the grant of the Stock Option Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment or other service.
9.    Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Agreement and the number and kind of Shares shall be adjusted as the Board determines to be equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.
10.    Governing Law; Venue. The laws of the State of North Dakota shall govern all matters arising out of or relating to this Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction. Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the

District of North Dakota or in any court of the State of North Dakota sitting in Minot, North Dakota. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.
11.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.
12.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all of the terms and provisions of the Plan.
13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.
14.    Recoupment. The Participant acknowledges and agrees that the Participant’s rights in the Stock Option Award and the Shares received (or proceeds from such Shares) are subject to recoupment or repayment if, and to the extent that, such action is required under applicable law or any Company recoupment or “clawback” policy.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Option Agreement as of the date first set forth above.

Centerspace                        [[FIRSTNAME]] [[LASTNAME]]

By:___________________________
Name:                                [[SIGNATURE]]
Title:                                [[SIGNATURE_DATE]]

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